Exhibit 99.1

Datasea Announces the Closing of a $4.0 Million Private Offering, Primarily Funded by the Company’s CEO and Director

BEIJING, October 21, 2024 /PRNewswire/ – Datasea Inc. (NASDAQ: DTSS) (“Datasea” or the “Company”), a Nevada-based digital technology company focused on innovative high-tech acoustics and 5G AI multimodal digital technology, today announced that, as of October 15, 2024, the Company closed its Regulation S offering (the “Offering”) with three investors, including its two largest shareholders, the Company’s CEO and Director, pursuant to which the Company sold the investors an aggregate of 1,932,224 shares of its common stock (the “Shares”). The purchase price for the Shares was $2.06 per share, which was equal to the closing price of the Company’s common stock on The Nasdaq Capital Market on September 26, 2024, the date on which the binding subscription agreements had been entered into by the parties. The investors have agreed to hold the shares for a period of no less than 180 days.

The investors in the Offering include two members of the Company’s management, who are also major shareholders, reflecting their strong confidence in the Company’s future development. The funds raised, in the amount of approximately $4.0 million, will primarily be used to support the Company’s future business operations, including investments in acoustic high-tech related products design upgrade, working capital for mass production and on-line sales, acquiring intellectual property and working capital for the promotion and sales of 5G AI multimodal digital business products.

Ms. Zhixin Liu, CEO of Datasea stated, “We are pleased to receive support from our major shareholders, which not only enhances market confidence in our development but will also help us accelerate the achievement of our strategic goals.”

About Datasea Inc.

Datasea is a leading provider of products, services, and solutions for enterprise and retail customers in two innovative industries, acoustic high tech and 5G-AI multimodal digitalization. The Company’s advanced R&D technology serves as the core infrastructure and backbone for its products. Its 5G multimodal communication segment operates on a cloud platform based on AI. Datasea leverages cutting-edge technologies, precision manufacturing and ultrasonic, infrasound and directional sound technology in its acoustics business to combat viruses and prevent human infections, and it is also developing applications in medical ultrasonic cosmetology. In July 2023, Datasea established a wholly-owned subsidiary, Datasea Acoustics LLC, in Delaware, in a strategic move to enter the U.S. markets and to mark its global expansion plan. For additional information, please visit www.dataseainc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates”, “target”, “going forward”, “outlook,” “objective” and similar terms. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and which are beyond Datasea’s control, which may cause Datasea’s actual results, performance or achievements (including the RMB/USD value of its anticipated benefit to Datasea as described herein) to differ materially and in an adverse manner from anticipated results contained or implied in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in Datasea’s filings with the SEC, which are available at www.sec.gov. Datasea does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

Investor and Media Contact:

Datasea Investor Relations

Email:	investorrelations@shuhaixinxi.com
sunhezhi@shuhaixinxi.com